UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2005

Excel Properties, Ltd.

California	33-2320	87-0426335
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 310 San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 613-1800

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 10, 2005, the registrant delivered a Certificate of Cancellation for filing with the Secretary of State of the State of California.  Upon the effective filing date of this Certificate of Cancellation, registrant’s Certificate of Limited Partnership will be cancelled, and its dissolution and winding up will be complete.  The Certificate of Cancellation will be effective when registrant receives its Tax Clearance Certificate from the California Franchise Tax Board (FTB).  As a condition to registrant receiving a Tax Clearance Certificate, Excel Interfinancial Corporation (“EIC”), an affiliate of Mr. Gary Sabin, one of registrant’s general partners, agreed to assume any tax liability of registrant under California law.  By this assumption, EIC agrees to file with the FTB all tax returns and data required and pay in full all tax liabilities, penalties, interest and fees of registrant at the effective date of cancellation of its Certificate of Limited Partnership.  In consideration for its assumption, Mr. Sabin has agreed to indemnify and hold EIC harmless against any loss, including legal and accounting fees incurred in connection with such assumption, pursuant to that certain Indemnity Agreement dated February 10, 2005.  Registrant will not pay EIC any additional consideration for this assumption of tax liability.  Registrant believes it will not owe any tax liability to the State of California as of the effective date its Certificate of Limited Partnership is cancelled.

The filing of the Certificate of Cancellation is the final step in the winding up of registrant’s affairs by reason of registrant’s dissolution pursuant to Section 1.03 of its Agreement of Limited Partnership.  Section 1.03 provides that registrant will continue for the period ending on the date on which all of its assets are sold or otherwise disposed of.  By the end of December 2004, registrant had disposed of substantially all of its remaining assets, which consisted of cash and a note receivable.  Registrant thereafter completed the winding up of its affairs by paying or making arrangements to pay all of its monetary obligations owed to third parties and distributing the remaining amounts to its Partners, in accordance with its Partnership Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1 – Certificate of Cancellation.

4.2 – Request for Tax Clearance Certificate.

4.3 – Indemnification Agreement with Excel Interfinancial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excel Properties, Ltd.

February 10, 2005	By:	/s/ Gary B. Sabin
Name: Gary B. Sabin
Title: General Partner

Exhibit Index

Exhibit No.	Description

4.1	Certificate of Cancellation
4.2	Request for Tax Clearance Certificate
4.3	Indemnification Agreement with Excel Interfinancial Corporation